UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMPUTE HEALTH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Compute Health Acquisition Corp.

1100 North Market Avenue, 4th Floor

Wilmington, Delaware 19890

SUPPLEMENT TO

PROXY STATEMENT DATED JULY 7, 2023

FOR EXTRAORDINARY GENERAL MEETING

OF

COMPUTE HEALTH ACQUISITION CORP.

Dear Warrantholders of Compute Health Acquisition Corp.:

You have previously received definitive proxy materials dated July 7, 2023 (the “Proxy Statement”) in connection with (i) the special meeting of the stockholders of Compute Health Acquisition Corp., a Delaware corporation (“Compute Health”, “we”, “us” or “our”), to be held on July 28, 2023 at 9:00 A.M., Eastern Time, virtually at https://www.cstproxy.com/computehealth/2023 and at the offices of offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, New York 10001, and (ii) the special meeting of the warrantholders of Compute Health (the “Warrant Holders Meeting”), to be held on July 25, 2023 at 9:00 A.M., Eastern Time, virtually at https://www.cstproxy.com/computehealth/warrant2023 and at the offices of offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, New York 10001.

The purpose of this document is to supplement the Proxy Statement with certain new and/or revised information (the “Proxy Supplement”) by replacing in their entirety the Warrant Holder Proposal 1, the related Annex D and the Warrant Holders Meeting Proxy Card previously filed with the Proxy Statement as follows:

Replacement of Warrant Holder Proposal 1 — Warrant Amendment Proposal. Warrant Holder Proposal 1 — Warrant Amendment Proposal is being replaced in its entirety with the following proposal: to consider and vote upon an amendment (the “Warrant Amendment”) to the warrant agreement that governs all of Compute Health’s outstanding warrants, by and between Compute Health and Continental Stock Transfer & Trust Company, as Warrant Agent, dated as of February 9, 2021, as may be amended or supplemented (the “Warrant Agreement”). The Warrant Amendment proposes to (i) provide that, upon the completion of the Business Combination (as defined in the Proxy Statement), each of the outstanding warrants of Compute Health, which currently entitle the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of Compute Health at an exercise price of $11.50 per share (each, a “Compute Health Public Warrant” and, together with the warrants of Compute Health issued in a private placement that closed contemporaneously with its initial public offering (the “Compute Health Private Warrants”), the “Compute Health Warrants”), will become exercisable for 1.420455 shares of New Allurion Common Stock (as defined in the Proxy Statement) at an exercise price of $8.10 per share; (ii) provide that, upon the completion of the Business Combination, each Compute Health Public Warrant will be exchanged for 0.6125 New Allurion Public Warrants (as defined in the Proxy Statement); (iii) amend the term of the Compute Health Warrants such that they will expire seven years after the consummation of the Business Combination, or earlier upon redemption or liquidation; (iv) delete section 4.4 of the Warrant Agreement relating to adjustments of the Warrant Price (as defined in the Warrant Agreement) if Compute Health issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination; (v) amend Sections 6.1 and 6.2 of the Warrant Agreement to provide that, subject to the terms of the Warrant Agreement, not less than all of the Compute Health Public Warrants may be redeemed for cash or for shares of common stock after a date that is ninety (90) days after the date on which Compute Health completes the initial Business Combination; and (vi) make certain adjustments to the Reference Value (as defined in the Warrant Agreement), redemption trigger price, and the table summarizing the redemption prices for the Compute Health Public Warrants as a result of the foregoing amendments to the Warrant Agreement (collectively, the “Warrant Amendment Proposal”), the substantive text of which is attached to the accompanying proxy statement/prospectus as Annex D.

Replacement of Annex D – First Amendment to Warrant Agreement. Annex D of the Proxy Statement is being replaced in its entirety with Annex A attached hereto.

Replacement of Warrant Holders Meeting Proxy Card. The proxy card for the Warrant Holders Meeting mailed with the Proxy Statement is being replaced in its entirety with the proxy card attached hereto.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy for the Warrant Holders Meeting, you do not need to do anything further.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR WARRANTS PROMPTLY.

All Compute Health Warrant Holders are cordially invited to attend the Warrant Holders Meeting. To ensure your representation at the Warrant Holders Meeting, however, you are urged to complete, sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible. If you are a Compute Health Warrant Holder of record holding one or more Compute Health Warrants on July 3, 2023, you may also cast your vote in person at the Warrant Holders Meeting. If your Compute Health Warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your Compute Health Warrants or, if you wish to attend the Warrant Holders Meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, your Compute Health Warrants will not be voted.

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of at least 50% of each of (i) the outstanding Compute Health Public Warrants and (ii) the outstanding Compute Health Private Warrants. Approval of the Warrant Holders Adjournment Proposal, as set forth in the Proxy Statement, requires the affirmative vote of at least 50% of each of (i) the outstanding Compute Health Public Warrants and (ii) the outstanding Compute Health Private Warrants, present in person, online or represented by proxy at the Warrant Holders Meeting, with such votes cast by Compute Health Warrant Holders present or represented by proxy and entitled to vote at the Warrant Holders Meeting.

Your vote is important regardless of the number of Compute Health Warrants you own. Whether you plan to attend the Warrant Holders Meeting or not, please sign, date and return the proxy card accompanying the proxy statement/prospectus, or submit your proxy through the internet or by telephone, as soon as possible. If your Compute Health Warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Compute Health Warrants you beneficially own are properly counted.

If you have any questions or need assistance voting your Compute Health Warrants, please contact Morrow Sodali, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400.

Thank you for your participation. We look forward to your continued support.

This Proxy Supplement is Dated July 24, 2023

ANNEX A

FIRST AMENDMENT TO WARRANT AGREEMENT

Dated as of                , 2023

THIS FIRST AMENDMENT TO THE WARRANT AGREEMENT (this “Amendment”), dated as of                , 2023, is by and between Compute Health Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement, dated as of February 4, 2021 (the “Original Warrant Agreement”);

WHEREAS, the Company and the Warrant Agent desire to amend the Original Warrant Agreement in accordance with Section 9.8 thereof;

WHEREAS, Section 9.8 of the Original Warrant Agreement provides that the Company may amend the Original Warrant Agreement with the vote or written consent of the Registered Holders of at least 50% of each of the then outstanding Public Warrants and Sponsor Warrants; and

WHEREAS, such requisite vote has been obtained.

NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.	Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Original Warrant Agreement.

2.	To add a new Section 3.4 immediately following Section 3.3, which shall read as follows:

Business Combination. Notwithstanding any other provision in this Agreement, upon the completion by the Company of an initial Business Combination, (i) each Public Warrant will be exchanged for 0.6125 Public Warrants of the surviving or ultimate parent entity following such initial Business Combination (“Pubco”), (ii) each Public Warrant of Pubco will be exercisable for 1.420455 shares of Common Stock of Pubco at a Warrant Price of $8.10 per share, (iii) the duration of the Warrants, as set forth in Section 3.2, shall be extended to 5:00 p.m., New York City time on the date that is seven (7) years after the date on which the Company completes its initial Business Combination and (iv) the $18.00 per share redemption trigger price described in Sections 2.6, 6.1 and 6.5 hereof will be adjusted (to the nearest cent) to be equal to $12.67 and the $18.00 per share Reference Value described in Section 3.2 will be adjusted (to the nearest cent) to be equal to $12.67.

3.	Section 4.4 of the Original Warrant Agreement is hereby deleted in its entirety and replaced with the following:

[Reserved]

4.	The first sentence of Section 4.5 of the Original Warrant Agreement is hereby deleted in its entirety and replaced with the following:

Other than in the case of an initial Business Combination referred to in Section 3.4 hereof, in the case of any reclassification or reorganization of the issued and outstanding shares of Common Stock (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such merger or consolidation that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the shares of Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below).

5.	Section 6.1 of the Original Warrant Agreement is hereby deleted in its entirety and replaced with the following:

Redemption of Warrants for Cash. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after the date that is ninety (90) days after the date on which the Company completes its initial Business Combination during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.01 per Warrant, provided that (a) the Reference Value equals or exceeds $12.67 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below).

6.	Section 6.2 of the Original Warrant Agreement is hereby deleted in its entirety and replaced with the following:

Redemption of Warrants for Shares of Common Stock. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after the date that is ninety (90) days after the date on which the Company completes its initial Business Combination during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Warrant, provided that (i) the Reference Value equals or exceeds $7.04 per share (subject to adjustment in compliance with Section 4 hereof) and (ii) if the Reference Value is less than $12.67 per share (subject to adjustment in compliance with Section 4 hereof), the Sponsor Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. During the 30-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Warrants may elect to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1 and receive a number of shares of Common Stock determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Warrants) and the “Redemption Fair Market Value” (as such term is defined in this Section 6.2) (a “Make-Whole Exercise”). Solely for purposes of this Section 6.2, the “Redemption Fair Market Value” shall mean the volume weighted average price of the Common Stock for the ten (10) trading days immediately following the date on which notice of redemption pursuant to this Section 6.2 is sent to the Registered Holders. In connection with any redemption pursuant to this Section 6.2, the Company shall provide the Registered Holders with the Redemption Fair Market Value no later than one (1) Business Day after the ten (10) trading day period described above ends.

Redemption Date (period to expiration of the Warrants)	Redemption Fair Market Value of shares of Common Stock
	≤5.00	6.00	7.00	8.00	9.00	10.00	11.00	12.00	≥12.67
84 months	0.335	0.377	0.411	0.438	0.460	0.478	0.493	0.505	0.512
81 months	0.329	0.372	0.407	0.435	0.458	0.477	0.492	0.505	0.512
78 months	0.323	0.367	0.403	0.432	0.456	0.476	0.492	0.505	0.512
75 months	0.316	0.362	0.399	0.429	0.454	0.474	0.491	0.505	0.512
72 months	0.309	0.356	0.394	0.426	0.451	0.472	0.490	0.504	0.512
69 months	0.302	0.350	0.389	0.422	0.449	0.471	0.489	0.504	0.512
66 months	0.294	0.343	0.384	0.418	0.446	0.469	0.488	0.503	0.512
63 months	0.286	0.337	0.379	0.414	0.443	0.467	0.487	0.503	0.512
60 months	0.277	0.329	0.373	0.410	0.440	0.465	0.485	0.503	0.512
57 months	0.268	0.322	0.367	0.405	0.436	0.462	0.484	0.502	0.512
54 months	0.258	0.313	0.360	0.400	0.432	0.460	0.483	0.502	0.512
51 months	0.248	0.305	0.353	0.394	0.428	0.457	0.481	0.501	0.512
48 months	0.237	0.295	0.345	0.388	0.424	0.454	0.479	0.500	0.512
45 months	0.226	0.285	0.337	0.381	0.419	0.451	0.477	0.500	0.512
42 months	0.214	0.274	0.328	0.374	0.414	0.447	0.475	0.499	0.512
39 months	0.201	0.262	0.318	0.366	0.408	0.443	0.473	0.498	0.512
36 months	0.187	0.249	0.307	0.357	0.401	0.439	0.471	0.497	0.512
33 months	0.172	0.235	0.295	0.348	0.394	0.434	0.468	0.496	0.512
30 months	0.157	0.220	0.281	0.337	0.386	0.428	0.464	0.495	0.512
27 months	0.140	0.204	0.267	0.325	0.377	0.422	0.461	0.493	0.512
24 months	0.122	0.186	0.250	0.311	0.366	0.414	0.456	0.492	0.512
21 months	0.104	0.166	0.231	0.295	0.354	0.406	0.451	0.490	0.512
18 months	0.085	0.145	0.211	0.277	0.339	0.396	0.445	0.488	0.512
15 months	0.065	0.121	0.187	0.255	0.322	0.384	0.438	0.485	0.512
12 months	0.045	0.095	0.159	0.230	0.301	0.368	0.429	0.482	0.512
9 months	0.026	0.067	0.127	0.199	0.275	0.350	0.418	0.477	0.512
6 months	0.011	0.038	0.090	0.161	0.243	0.326	0.403	0.472	0.512
3 months	0.001	0.011	0.044	0.110	0.199	0.295	0.386	0.466	0.512
0 months	—	—	—	—	0.142	0.270	0.374	0.462	0.512

The exact Redemption Fair Market Value and Redemption Date may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised in a Make-Whole Exercise shall be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the Warrant Price is adjusted pursuant to Section 4 hereof. If the number of shares issuable upon exercise of a Warrant is adjusted pursuant to Section 4 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the Warrant Price of a warrant is adjusted pursuant to Section 4.1.2 hereof, the adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment less the decrease in the Warrant Price pursuant to such Warrant Price adjustment. In no event shall the number of shares issued in connection with a Make-Whole Exercise exceed 0.512 shares of Common Stock per Warrant (subject to adjustment).

7.

All references in the Original Warrant Agreement to “this Agreement”, “the Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall hereafter be deemed to refer to the Original Warrant Agreement as amended by this Amendment (except that references in the Original Agreement to the “date hereof” or words of similar import shall continue to mean February 4, 2021).

8.

This Amendment and the Original Warrant Agreement constitute the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters.

9.	Except as expressly amended by this Amendment, the terms and provisions of the Original Agreement shall remain in full force and effect.

10.

The terms and provisions of Section 9 of the Original Warrant Agreement are incorporated herein by reference as if set forth in this Amendment in their entirety and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPUTE HEALTH ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMPUTE HEALTH ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 24, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your warrants.

Vote at the Meeting –
If you plan to attend the virtual online warrant holders meeting, you will need your 12 digit control number to vote electronically at the warrant holders meeting. To attend the warrant holders meeting, visit: **https://www.cstproxy.com/computehealth/warrant2023**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

WARRANT PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this **X**

Warrant Holder Proposal 1 — Warrant Amendment Proposal — to consider and vote upon an amendment (the "Warrant Amendment") to the warrant agreement that governs all of Compute Health's outstanding warrants, by and between Compute Health and Continental Stock Transfer & Trust Company, as Warrant Agent, dated as of February 9, 2021, as may be amended or supplemented (the "Warrant Agreement"). The Warrant Amendment proposes to (i) provide that, upon the completion of the Business Combination (as defined in the Proxy Statement), each of the outstanding warrants of Compute Health, which currently entitle the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of Compute Health at an exercise price of $11.50 per share (each, a "Compute Health Public Warrant" and, together with the warrants of Compute Health issued in a private placement that closed contemporaneously with its initial public offering (the "Compute Health Private Warrants"), the "Compute Health Warrants"), will become exercisable for 1.420455 shares of New Allurion Common Stock (as defined in the Proxy Statement) at an exercise price of $8.10 per share; (ii) provide that, upon the completion of the Business Combination, each Compute Health Public Warrant will be exchanged for 0.6125 New Allurion Public Warrants (as defined in the Proxy Statement); (iii) amend the term of the Compute Health Warrants such that they will expire seven years after the consummation of the Business Combination, or earlier upon redemption or liquidation; (iv) delete section 4.4 of the Warrant Agreement relating to adjustments of the Warrant Price (as defined in the Warrant Agreement) if Compute Health issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination; (v) amend Sections 6.1 and 6.2 of the Warrant Agreement to provide that, subject to the terms of the Warrant Agreement, not less than all of the Compute Health Public Warrants may be redeemed for cash or for shares of common stock after a date that is ninety (90) days after the date on which Compute Health completes the initial Business Combination; and (vi) make certain adjustments to the Reference Value (as defined in the Warrant Agreement), redemption trigger price, and the table summarizing the redemption prices for the Compute Health Public Warrants as a result of the foregoing amendments to the Warrant Agreement (collectively, the "Warrant Amendment Proposal"), the substantive text of which is attached to the accompanying proxy statement/prospectus as Annex D; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Warrant Holder Proposal 2 — Warrant Holders Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, to permit the further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Warrant Holders Meeting, the Warrant Amendment Proposal would not be duly approved and adopted by the requisite holders of each of (i) the Compute Health Public Warrants and (ii) the Compute Health Private Warrants.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature________________ **Signature, if held jointly**________________ **Date**________ **2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Warrant Holders Meeting To view the Proxy Statement and to attend the Warrant Holders Meeting, please go to: https://www.cstproxy.com/computehealth/warrant2023 ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ WARRANT PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COMPUTE HEALTH ACQUISITION CORP. The undersigned appoints Joshua Fink and Jean Nehmé, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the warrants of Compute Health Acquisition Corp. held of record by the undersigned at the close of business on July 3, 2023 at the Warrant Holders Meeting of Compute Health Acquisition Corp., to be held virtually at: https://www.cstproxy.com/computehealth/warrant2023 on July 25, 2023, at 9:00 a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE WARRANT HOLDERS MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the other side)